CONTACT:  Barry Susson                       Tom Ryan or
--------  Chief Financial Officer            Don Duffy
          (215) 676-6000                     (203) 222-9013
                                     OR
OF:       Deb Shops, Inc.                    Integrated Corporate Relations
---       9401 Blue Grass Road               24 Post Road East
          Philadelphia, PA  19114            Westport, CT  06880

--------------------------------------------------------------------------------


             DEB SHOPS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS -Establishes fiscal 2005 guidance of $1.20 to $1.30 per diluted share-

Philadelphia, PA - March 9, 2004 - Deb Shops, Inc. (Nasdaq: DEBS), a leading teen apparel retailer, today reported financial results for the fourth quarter and fiscal year ended January 31, 2004.

For the fourth quarter of fiscal 2004, net sales decreased 2.6% to $80.7 million compared to $82.8 million in the fourth quarter a year ago. Gross profit, which is net of buying and occupancy costs, was $31.9 million resulting in a gross margin of 39.6% for the period versus gross profit of $37.3 million and a 45.0% gross margin in the fourth quarter of fiscal 2003. Fourth quarter net income declined to $8.6 million compared to $11.7 million in the prior year, while diluted earnings per share totaled $0.63 compared to $0.85 a year ago.

As of January 31, 2004, the Company had $166.3 million in cash, shareholders' equity of $183.6 million, and no debt.

Marvin Rounick, President and CEO of Deb Shops stated, "Our merchandising and mall traffic challenges persisted throughout fiscal 2004. Despite that fact, however, we were pleased to have exceeded our latest guidance and Wall Street's consensus estimate. We believe that our merchandising efforts have recently shown improvement and that a growing economy has modestly increased foot traffic. Although one or two months of positive same store sales does not represent an absolute trend, we are pleased with how calendar 2004 has started and we hope that the momentum we have experienced in January and February will continue as we move through fiscal 2005."

Net sales for the fiscal year declined 6.0% to $298.6 million from $317.7 million for fiscal 2003. Gross profit, which is net of buying and occupancy costs, was $92.0 million resulting in a gross margin of 30.8% for fiscal 2004 versus gross profit of $110.2 million and a 34.7% gross margin in fiscal 2003. Net income was $12.8 million, or $0.93 per diluted share, versus $25.5 million, or $1.84 per diluted share, in fiscal 2003.

Barry Susson, CFO of Deb Shops added, "Given the difficulties we experienced, we are pleased to have delivered positive earnings in 2004 which exceeded recent expectations. Going forward, we will continue to tightly manage our inventory and focus on expense management with the goal of leveraging our infrastructure costs should our sales performance continue its recent positive trend. Along with Deb Shop's dividend, which has increased 67% over the last two years, we believe we are solidly positioned as a unique total-return investment in our sector."

During the fourth quarter of fiscal 2004, Deb Shops opened two new stores, remodeled two existing locations, converted two junior stores to junior / plus combination stores and closed three stores.

Based on current information, Deb Shops has established fiscal 2005 sales guidance in the range of $310 million to $320 million and fully diluted earnings guidance of between $1.20 and $1.30 per share. These amounts are based on a projected low to mid-single digit comparable store sales increase and by net new store growth of between five and 10 stores.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 331 specialty apparel stores in 41 states under the DEB and Tops 'n Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses, earnings and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


                               (tables to follow)

Income Statement Highlights (Unaudited)

                                               Year Ended                   Three Months Ended
                                               ----------                   ------------------
                                               January 31,                      January 31,
                                               -----------                      -----------
                                          2004             2003             2004             2003
                                          ----             ----             ----             ----

Net sales                            $ 298,645,811    $ 317,721,720    $  80,656,047    $  82,843,215

Costs and expenses
Cost of sales, including
  buying and occupancy costs           206,693,546      207,550,269       48,733,556       45,542,821
Selling and administrative              69,100,302       67,205,182       17,562,662       17,724,855
Depreciation expense                     4,321,598        3,869,277        1,204,023        1,057,306
                                     -------------    -------------    -------------    -------------
                                       280,115,446      278,624,728       67,500,241       64,324,982

Operating income                        18,530,365       39,096,992       13,155,806       18,518,233
Other income, principally interest       1,365,255        1,863,502          227,518          355,277
                                     -------------    -------------    -------------    -------------

Income before income taxes              19,895,620       40,960,494       13,383,324       18,873,510
Income tax provision                     7,129,000       15,472,000        4,785,000        7,192,000
                                     -------------    -------------    -------------    -------------

Net income                           $  12,766,620    $  25,488,494    $   8,598,324    $  11,681,510
                                     =============    =============    =============    =============

Net income per common share
                     Basic           $        0.93    $        1.86    $        0.63    $        0.85
                                     =============    =============    =============    =============
                     Diluted         $        0.93    $        1.84    $        0.63    $        0.85
                                     =============    =============    =============    =============

Weighted average number of
  common shares outstanding
                     Basic              13,684,900       13,672,073       13,684,900       13,684,900
                                     =============    =============    =============    =============
                     Diluted            13,684,900       13,815,059       13,684,900       13,684,900
                                     =============    =============    =============    =============

EBITDA(1)                            $  22,851,963    $  42,966,269    $  14,359,829    $  19,575,539
                                     =============    =============    =============    =============

Balance Sheet Highlights (Unaudited)

                                               January 31, 2004              January 31, 2003
                                               ----------------              ----------------
  Cash and cash equivalents                     $  166,264,418                $  152,617,355
  Merchandise inventories                       $   28,264,675                $   29,911,290
  Total current assets                          $  198,940,166                $  186,674,351
  Property, plant and equipment, net            $   17,112,877                $   19,861,475
  Total assets                                  $  222,748,112                $  213,390,322
  Total current liabilities                     $   39,183,716                $   35,352,772
  Total liabilities                             $   39,183,716                $   35,352,772
  Shareholders' equity                          $  183,564,396                $  178,037,550

(1)EBITDA Reconciliation (Unaudited)

                                               Year Ended                     Three Months Ended
                                               ----------                     ------------------
                                              January 31,                         January 31,
                                              -----------                         -----------
                                         2004             2003              2004              2003
                                         ----             ----              ----              ----
Net income                           $  12,766,620    $  25,488,494    $   8,598,324    $  11,681,510
Income tax provision                     7,129,000       15,472,000        4,785,000        7,192,000
Depreciation expense                     4,321,598        3,869,277        1,204,023        1,057,306
Other income, principally
  interest                              (1,365,255)      (1,863,502)        (227,518)        (355,277)
                                     -------------    -------------    -------------    -------------
EBITDA                               $  22,851,963    $  42,966,269    $  14,359,829    $  19,575,539
                                     =============    =============    =============    =============

(1) EBITDA is a financial measure that is not recognized under accounting principles generally accepted in the United States (US GAAP). The Company believes EBITDA provides a meaningful measure of operating performance. As required, the Company has presented the reconciliation of net income, a US GAAP financial measure, to EBITDA.